Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                       Date of Report:  September 15, 2004

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

          Texas                         0-26958                76-0037324
(State Or Other Jurisdiction    (Commission File Number)      (IRS Employer
    of Incorporation)                                      Identification No.)


                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 820-1181
              (Registrant's Telephone Number, Including Area Code)


ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 15, 2004, our wholly owned subsidiary, RCI Entertainment (New
York), Inc., a New York corporation ("RCI New York"), entered a definitive Stock Purchase Agreement (the "Stock Purchase Agreement") with Peregrine Enterprises, Inc., a New York corporation ("Peregrine") and its shareholders, pursuant to which RCI New York agreed to purchase all of the shares of common stock of Peregrine. Peregrine owns and operates an adult entertainment cabaret located in midtown Manhattan. The cabaret club is located near the Empire State Building and Madison Square Garden, and less than 10 blocks from Times Square. The Stock Purchase Agreement provides for closing the transaction on or before December 1, 2004, subject to satisfaction of certain conditions, including obtaining adequate financing, transfer of all existing licenses and permits to RCI New York, obtaining consent of the Landlord, execution of a Non-Disturbance Agreement, and other conditions consistent with transactions of this type.

     Under the terms of the Stock Purchase Agreement, the purchase price of the transaction is $7,625,000, payable $2,500,000 in cash at closing and $5,125,000 payable in a promissory note bearing simple interest at the rate of 4.0% per annum (the "Promissory Note"). The Promissory Note is payable commencing 120 days after Closing as follows: (a) the payment of $58,333.33 per month for twenty-four (24) consecutive months; (b) the payment of $63,333.33 for twenty-four (24) consecutive months; (c) the payment of $68,333.33 for twelve
(12) consecutive months; and

(d) a lump sum payment of the remaining balance to be paid on the sixty-first
(61st) month. $2,000,000 of the principal amount of the Promissory Note is convertible into shares of our restricted common stock at prices ranging from $4.00 to $7.50 per share. The parties will also enter a Stock Pledge Agreement and Security Agreement to secure the Promissory Note.

     Upon closing of the transaction, the owners of Peregrine will enter a five-year covenant not to compete with Peregrine, RCI New York or Rick's Cabaret International, Inc. We intend to rename the cabaret club as "Rick's Cabaret" which will occupy 10,000 square feet on three levels, with an additional 4,000 square feet available for office space.

     The terms and conditions of the Stock Purchase Agreement were the result of
extensive arm's length negotiations between the parties.   A copy of the press
release related to this transaction is attached hereto as Exhibit 99.1.



ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number      Description

10.1                Stock Purchase Agreement

99.1                Press release dated September 16, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         RICK'S CABARET INTERNATIONAL, INC.



                                         ---------------------------------------
                                         By:  /s/  Eric Langan
Date: September 16, 2004                      Eric Langan
                                              Chairman, President, Chief
                                              Executive Officer and Acting Chief
                                              Accounting Officer